UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2019

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

7000 N. High Street, Worthington, Ohio	43085	(614) 334-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended Employment Agreements

On April 22, 2019, Central Federal Corporation (the “Company”) and its wholly-owned subsidiary, CFBank (the “Bank”), entered into an amended employment agreement with each of Timothy T. O’Dell, President and Chief Executive Officer of the Bank, and John W. Helmsdoerfer, Executive Vice President and Chief Financial Officer of the Bank (the “Employment Agreements”).  The Employment Agreements supersede and replace the prior employment agreements dated August 15, 2016, as amended, between the Company and the Bank and each of Messrs. O’Dell and Helmsdoerfer. The following description of the Employment Agreements is a summary of their material terms and does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Each Employment Agreement is effective as of April 22, 2019, and has an initial term ending on December 31, 2021.   Annually, the Boards of Directors of the Bank and the Company will review each Employment Agreement to determine whether extension of the Employment Agreement for an additional 12 months is appropriate.  Mr. O’Dell will receive an initial base annual salary of $315,000 and Mr. Helmsdoerfer will receive an initial base annual salary of $249,375.  In addition to the base annual salary, Messrs. O’Dell and Helmsdoerfer are eligible under their respective Employment Agreements to receive an annual performance bonus contingent upon the satisfaction of reasonable performance goals established in good faith by the Board of the Company, or a committee thereof, from time to time. Mr. O’Dell’s Employment Agreement provides that the performance bonus opportunity will be 110% of Mr. O’Dell’s base salary for 2019.  The Employment Agreements also provide that Messrs. O’Dell and Helmsdoerfer will participate in other employee benefit plans and other fringe benefits applicable to executive employees.

The Employment Agreements provide for certain payments if the executive executes a release of claims against the Bank and the Company and either: (a) has an involuntary termination without “cause” not in connection with a “change of control”, (b) voluntarily terminates with “good reason” not in connection with a “change in control,” (c) has an involuntary termination without “cause” during the first 24 months after a “change of control”, (d) voluntarily terminates with “good reason” during the first 24 months after a “change in control,”(e) dies, or (f) becomes disabled.

In the event of involuntary termination without “cause” or voluntary termination with “good reason,” the terminated executive is entitled to receive a severance benefit equal to:

•	Salary continuation for 24 months for Mr. O’Dell and 18 months for Mr. Helmsdoerfer;

•

Payment of a pro rata portion (calculated based on the ratio of the number of days of employment during the performance period to the total number of days during the performance period) of any incentive compensation payable to the executive with respect to the year in which the employment is terminated and payable when, if and to the extent that the bonus otherwise would have been payable had the executive remained employed;

•

Payment of a lump sum equal to the product of 18 multiplied by the difference between the monthly premium cost for COBRA continuation coverage for the medical insurance benefits in effect for the executive immediately prior to the termination and the monthly premium cost charged to an active employee for such coverage; and

•	Full vesting of all outstanding equity awards and stock options, which shall remain exercisable for the full option exercise period that would have applied had the executive remained employed.

Upon the termination of the executive without cause or the voluntary termination by the executive with good reason within 24 months after a “change of control,” the executive will receive a lump sum payment equal to a multiple (2 for Mr. O’Dell and 1.5 for Mr. Helmsdoerfer) of the sum of the terminated executive’s base salary on the date of termination and the average bonus paid to such executive over the 24 month period preceding such termination.  The lump sum shall be paid within sixty days following the executive’s termination date. The terminated executive is also entitled to full vesting of all outstanding equity awards and stock options, which shall remain exercisable for the full option exercise period that would have applied had the executive remained employed. This change of control benefit shall be subject to reduction if necessary to comply with regulatory limitations on golden parachute payments or to avoid excise taxes under Internal Revenue Code Section 4999.

If during the term an executive terminates employment due to his death or disability, as defined under the agreement, the executive is entitled to receive an amount equal to 1 year of his base salary, payable in 12 equal monthly installments commencing on the first business day of the second month beginning after his date of termination.  Any death/disability benefit provided under the Employment Agreement will be offset by any death or disability benefit or payment provided by or on behalf of the Bank or Company, whether insured or self-insured.  All outstanding stock options shall become vested as of the date of termination due to his death or disability, and shall remain exercisable in accordance with the terms of each applicable option award agreement.

The Employment Agreements also require each of the executives to comply with a non-solicitation covenant during his employment with the Bank and Company during the term of the Employment Agreements and for a period of one year thereafter (or, if longer, the number of months of severance payments under the Employment Agreement).

The Employment Agreements also provide for a clawback of any incentive paid to, credit to an account on behalf or, or vested to the executive within the prior twenty-four (24) months under certain circumstances if it is later determined that the incentive is directly attributable to materially misleading financial statements or if applicable law or exchange listing regulation would require the minimum clawback necessary to comply with such law or regulation.

Item 9.01.        Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement, dated April 22, 2019, by and among the Company, the Bank and Timothy T. O’Dell.
10.2	Employment Agreement, dated April 22, 2019, by and among the Company, the Bank and John W. Helmsdoerfer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: April 26, 2019	By:	/s/ John W. Helmsdoerfer
John W. Helmsdoerfer, CPA
Treasurer and Chief Financial Officer